UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 20, 2018
Date of Report (Date of earliest event reported)
Frank’s International N.V.
(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1 1786 PB Den Helder, The Netherlands
(Address of principal executive offices)

+31 (0)22 367 0000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 20, 2018, Frank’s International N.V. (the “Company”) was notified that the Voting Agreement, dated July 22, 2013, by and among Ginsoma Family C.V., FWW B.V., Mosing Holdings, LLC and the other parties thereto had been terminated effective November 20, 2018. Due to this termination, the Company will no longer be treated as a “controlled company” under Section 303A of the NYSE Listed Company Manual. As a result, the Company will no longer be exempted from certain NYSE corporate governance requirements, including: (1) the requirement that a majority of its board of directors consist of independent directors; (2) the requirement that it have a Nominating and Governance Committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) the requirement that it have a Compensation Committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Notwithstanding the Company’s previous status as a controlled company, the Company has voluntarily maintained a Compensation Committee and a Nominating and Governance Committee composed entirely of independent directors. The Company expects that a majority of its board of directors will consist of independent directors within the one-year allotted transition period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Frank’s International N.V.

Date: November 20, 2018	By: /s/ JOHN SYMINGTON
Name: John Symington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer